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                                                                  Exhibit 10 (i)
                                                                  --------------

                FIRST AMENDMENT TO THE SHARE OPTION PLAN OF 1995
                ------------------------------------------------


     THIS FIRST AMENDMENT TO THE SHARE OPTION PLAN OF 1995 is hereby approved and adopted by Sigma-Aldrich Corporation (the "Company") effective as of the 1/st/ day of January, 1999.

     WHEREAS, the Company established its Share Option Plan of 1995 (the "Plan") to provide for the granting of options to purchase Common Stock of the Company to certain key employees of the Company and its subsidiaries; and

     WHEREAS, the Plan established by the Company and approved by the Shareholders of the Company contemplated that, as specified in Paragraph 6 of the Plan, no option could be exercised after a date ten (10) years from the date the option was granted; and

     WHEREAS, with respect to "non-qualified" options to be granted by the Company to employees of the Company and its subsidiaries located outside the United States, the Company desires to modify the ten (10) year limitation period described above by extending this exercise period as provided in this First Amendment.

     NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan:

     1. The last sentence of the first paragraph of Paragraph 6 of the Plan is hereby deleted, and the following sentence is inserted as the last sentence of the first paragraph of Paragraph 8;

     No option shall be exercisable for less than ten (10) share lots nor in any amount after a date ten (10) years from the date it was granted; provided, however, notwithstanding the foregoing ten year limitation, the Committee shall be authorized and empowered hereunder to grant, in its discretion, non-qualified options to employees of the Company, or its present and future subsidiaries, whose location is outside of the United States with option terms specifying a period longer than ten (10) years during which the non-qualified options may be exercised but in no
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     event shall such extended period exceed seventeen (17) years from the date said options are granted.

     2. The penultimate paragraph contained in Paragraph 8 of the Plan is hereby deleted, and the following paragraph is inserted as the penultimate paragraph of Paragraph 8:

               Except as may be otherwise specified by the Committee with respect to non-qualified options granted under Paragraph 6 of this Plan, nothing in this Paragraph 8 shall be construed to permit the exercise of an option more than ten (10) years after the date it was granted.

     IN WITNESS WHEREOF, the Company has executed this First Amendment to the Share Option Plan of 1995 as of the day and year first above written.

                                   SIGMA-ALDRICH CORPORATION


                               By: /s/ David R. Harvey
                                   -------------------
                                   Title:  President